As filed with the Securities and Exchange Commission on November 13, 2020

REGISTRATION STATEMENT NO. 333-228856

REGISTRATION STATEMENT NO. 333-221947

REGISTRATION STATEMENT NO. 333-210654

REGISTRATION STATEMENT NO. 333-193680

REGISTRATION STATEMENT NO. 333-175693

REGISTRATION STATEMENT NO. 033-60196-99

REGISTRATION STATEMENT NO. 333-18135-99

REGISTRATION STATEMENT NO. 333-138506-99

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-228856

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-221947

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-210654

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-193680

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-175693

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 033-60196-99

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-18135-99

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-138506-99

UNDER
THE SECURITIES ACT OF 1933

ASCENA RETAIL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	30-0641353
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

 933 MacArthur Boulevard
Mahwah, New Jersey 07430
(551) 777-6700
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ascena Retail Group, Inc. 2016 Omnibus Incentive Plan

(Amended and Restated Effective December 10, 2015), as amended

Ascena Retail Group, Inc. Employee Stock Purchase Plan

(Amended and Restated Effective as of January 1, 2018)

Ascena Retail Group, Inc. 2016 Omnibus Incentive Plan

(Amended and Restated Effective December 10, 2015)

(formerly known as “Ascena Retail Group, Inc. 2010 Stock Incentive Plan”)

The Dress Barn, Inc. 2005 Employee Stock Purchase Plan

The Dress Barn, Inc. 1995 Stock Option Plan

The Dress Barn, Inc. 1993 Incentive Stock Option Plan
(Full title of the plan)

Gary Muto

Chief Executive Officer

Ascena Retail Group, Inc.

933 MacArthur Boulevard

Mahwah, New Jersey 07430

(551) 777-6700
(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Lanchi D. Huynh
Kirkland & Ellis LLP
1601 Elm Street
Dallas, Texas 75201
(214) 972-1770

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

These post-effective amendments (these “Post-Effective Amendments”) relate to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”), filed by Ascena Retail Group, Inc., a Delaware corporation (“Ascena”), with the Securities and Exchange Commission:

•                                          Registration Statement No. 333-228856 on Form S-8, filed on December 17, 2018, registering 13,100,000 shares of common stock, par value $0.01 per share (the “Common Stock”), of Ascena under the Ascena Retail Group, Inc. 2016 Omnibus Incentive Plan (Amended and Restated Effective December 10, 2015), as amended, which was an amendment and restatement of The Dress Barn, Inc. 2010 Stock Incentive Plan, which was an amendment and restatement of The Dress Barn, Inc. 2001 Stock Incentive Plan;

•                                          Registration Statement No. 333-221947 on Form S-8, filed on December 8, 2017, registering 4,000,000 shares of Common Stock under the Ascena Retail Group, Inc. Employee Stock Purchase Plan (amended and restated effective January 1, 2018) (formerly known as the Ascena Retail Group, Inc. Employee Stock Purchase Plan, and, prior to December 17, 2010, as The Dress Barn, Inc. 2005 Employee Stock Purchase Plan);

•                                          Registration Statement No. 333-210654 on Form S-8 filed on April 8, 2016, registering 19,500,000 shares of Common Stock under the Ascena Retail Group, Inc. 2016 Omnibus Incentive Plan (amended and restated effective December 10, 2015) (formerly known as the Ascena Retail Group, Inc. 2010 Stock Incentive Plan, which was an amendment and restatement of The Dress Barn, Inc. 2010 Stock Incentive Plan, which was an amendment and restatement of The Dress Barn, Inc. 2001 Stock Incentive Plan);

•                                          Registration Statement No. 333-193680 on Form S-8 filed on January 31, 2014, registering 15,000,000 shares of Common Stock under the Ascena Retail Group, Inc. 2010 Stock Incentive Plan (amended and restated effective December 11, 2012) (formerly known as The Dress Barn, Inc. 2010 Stock Incentive Plan, which was an amendment and restatement of The Dress Barn, Inc. 2001 Stock Incentive Plan);

•                                          Registration Statement No. 333-175693 on Form S-8 filed on July 21, 2011, registering 6,000,000 shares of Common Stock under the Ascena Retail Group, Inc. 2010 Stock Incentive Plan (formerly known as The Dress Barn, Inc. 2010 Stock Incentive Plan, which was an amendment and restatement of The Dress Barn, Inc. 2001 Stock Incentive Plan);

•                                          Registration Statement No. 033-60196-99 on Form S-8 filed on March 25, 1993, registering 1,250,000 shares of Common Stock under The Dress Barn, Inc. 1993 Incentive Stock Option Plan;

•                                          Registration Statement No. 333-18135 on Form S-8 filed on December 18, 1996, registering 2,000,000 shares of Common Stock under The Dress Barn,  Inc. 1995 Stock Option Plan; and

•                                          Registration Statement No. 333-138506 on Form S-8 filed on November 8, 2006, registering 12,000,000 shares of Common Stock under The Dress Barn, Inc. 2001 Stock Incentive Plan and 200,000 shares of Common Stock under The Dress Barn, Inc. 2005 Employee Stock Purchase Plan.

On July 23, 2020, Ascena and certain of its subsidiaries (together with Ascena, the “Debtors”), filed voluntary petitions (the “Chapter 11 Cases”) for reorganization under chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the Eastern District of Virginia. The Chapter 11 Cases are being jointly administered under the caption In re: Ascena Retail Group, Inc., et al.

As a result of the Chapter 11 Cases, Ascena has terminated all offerings of securities pursuant to the Registration Statements. In accordance with the undertakings made by Ascena in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of such offering, Ascena hereby removes from registration all of such securities of Ascena registered but unsold under the Registration Statements. Each Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities and Ascena hereby terminates the effectiveness of each Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mahwah, State of New Jersey, on November 13, 2020.

ASCENA RETAIL GROUP, INC.

By:	/s/ Gary Muto
Gary Muto Chief Executive Officer

Pursuant to the requirements of the Securities Act, these Post-Effective Amendments to the Registration Statements have been signed by the following persons in the capacities indicated on November 13, 2020.

Signature	Title

/s/ Gary Muto	Chief Executive Officer and Director
Gary Muto	(Principal Executive Officer)

/s/ Dan Lamadrid	Executive Vice President and Chief Financial Officer
Dan Lamadrid	(Principal Financial Officer)

/s/ Gary Begeman	Director
Gary Begeman

/s/ Kate Buggeln	Director
Kate Buggeln

/s/ Paul Keglevic	Director
Paul Keglevic

/s/ Kay Krill	Director
Kay Krill

/s/ Stacey Rauch	Director
Stacey Rauch

/s/ Carl Rubin	Director
Carl Rubin

/s/ Carrie W. Teffner	Director
Carrie W. Teffner

/s/ John L. Welborn, Jr.	Director
John L. Welborn, Jr.

/s/ Linda Yaccarino	Director
Linda Yaccarino

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